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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Pre-effective Amendment No. 3 to the registration statement of Talton Holdings, Inc. on Form S-4 of our report dated March 4, 1996, with respect to the consolidated financial statements of Talton Telecommunications as of December 31, 1995, and for each of the two years in the period ended December 31, 1995; all appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading "experts" in such prospectus.

                                       Borland, Benefield, Crawford &
                                        Webster, P.C.

Birmingham, Alabama

January 7, 1998